Exhibit 99.1

FCB Financial Holdings, Inc. Surpasses $9 Billion in Assets and Reports Record Fourth Quarter 2016 Financial Results

Weston, Fla. – FCB Financial Holdings, Inc. (NYSE:FCB) (the “Company”) today reported fourth quarter 2016 net income of $27.9 million, or $0.64 per share on a fully diluted basis, and record core net income of $27.2 million, or $0.62 per share on a fully diluted basis. Core net income rose 21% year-over-year and core net income per diluted share rose 20%. This resulted in a ROA of 126 basis points and a core ROA of 123 basis points.

•	Total net revenue of $79.0 million

•	Core EPS of $0.62 per share on a fully diluted basis

•	New loan portfolio grew sequentially at an annualized rate of 29%;

•	Record New loan fundings of $549.0 million during the quarter;

•	Total deposits grew sequentially at an annualized rate of 22%;

•	Total deposits grew by $388.1 million during the quarter,

•	Demand deposits grew by $173.8 million, or 40% annualized, during the quarter;

•	Core efficiency ratio of 41.3%;

•	Core ROA of 123 basis points; and

•	Tangible book value per share was $21.78;

The Company views certain non-recurring items, including but not limited to merger related and restructuring charges, gain/(loss) on investment securities and their corresponding tax effect, as core adjustments to net income. Core adjustments for the fourth quarter of 2016 include $132 thousand of severance expense, $43 thousand of cease use expense, $66 thousand of other operating expense and $800 thousand gain on sale of investment securities.

The reconciliation of non-GAAP measures (including core net income, core efficiency ratio, core ROA, tangible book value and tangible book value per share), which the Company believes facilitate the assessment of its banking operations and peer comparability, are included in tabular form at the end of this release.

Kent Ellert, Chief Executive Officer and President of FCB Financial Holdings, Inc., commented, “This was, yet again, a record quarter for FCB and a great way to punctuate our second full year as a public company. The fourth quarter of 2016 marks 16 consecutive quarters, or four straight years, of improving core operating results. We are pleased by our results this quarter highlighted by our organic growth, as record new loan fundings of $549 million and core deposit growth of $465 million continue our momentum into the New Year.”

Loan Portfolio and Composition

During the quarter, the total loan portfolio, gross of the allowance for loan losses, grew by $365.4 million to $6.6 billion at December 31, 2016, an increase of 6% from $6.3 billion as of September 30, 2016 and 28% from $5.2 billion as of December 31, 2015.

The Bank’s new loan portfolio totaled $6.3 billion as of December 31, 2016, an increase of 7% from $5.8 billion as of September 30, 2016 and 36% from $4.6 billion as of December 31, 2015. Loan growth during the quarter was a result of $549.0 million of organic new loan fundings, consisting of $244.5 million of commercial and industrial, $166.7 million of commercial real estate and $137.8 million of residential and consumer. There were no residential mortgage purchases during the fourth quarter of 2016. As of December 31, 2016 new loans made up 94% of the total loan portfolio as compared to 93% and 89% as of September 30, 2016 and December 31, 2015, respectively.

The Bank’s acquired loan portfolio totaled $375.5 million as of December 31, 2016, a decrease of 13% from $431.7 million as of September 30, 2016 and a decrease of 36% from $582.4 million as of December 31, 2015. The decrease in the current quarter was driven by the resolution of $22.9 million of loans as well as scheduled loan amortization. As of December 31, 2016, acquired loans made up 6% of our total loan portfolio as compared to 7% and 11% as of September 30, 2016 and December 31, 2015, respectively.

Asset Quality

The provision for loan losses of $2.2 million recorded for the fourth quarter of 2016 includes a $3.0 million provision for new loans and net recoupment of valuation allowance of $0.8 million for the acquired loan portfolio. The provision for new loans served to increase the related allowance to $33.5 million, or 0.54% of the $6.3 billion in new loans outstanding. The nonperforming new loan ratio as of December 31, 2016 was 0.04%.

Deposits and Borrowings

Deposits totaled $7.3 billion as of December 31, 2016, an increase of 6% from $6.9 billion as of September 30, 2016 and an increase of 35% from $5.4 billion as of December 31, 2015. During the fourth quarter of 2016, demand deposits increased by $173.8 million, or 10%, from September 30, 2016 and increased by $664.9 million, or 53%, from December 31, 2015. Demand deposits represent 26% of total deposits as of December 31, 2016 as compared to 25% and 23% as of September 30, 2016 and December 31, 2015, respectively. The cost of deposits was 72 basis points for the quarter, representing a basis point increase from the third quarter of 2016 and a 12 basis point increase from the fourth quarter of 2015.

Net Interest Margin and Net Interest Income

The net interest margin for the fourth quarter of 2016 was 3.41%, a decrease of 3 basis points from the third quarter of 2016 and a decrease of 28 basis points from the fourth quarter of 2015. The decrease from the third quarter of 2016 was due primarily to the continued attrition of the acquired loan portfolio.

Net interest income totaled $71.1 million in the fourth quarter of 2016, an increase of 6% from $67.3 million in the third quarter of 2016 and an increase of 15% from $62.0 million in the fourth quarter of 2015. Interest income totaled $85.6 million for the fourth quarter of 2016, an increase of 6% from $80.8 million in the third quarter of 2016 and an increase of 20% from $71.2 million in the fourth quarter of 2015. Interest income from new loans increased by $4.2 million, or 8%, from the third quarter of 2016 due to continued growth in the new loan portfolio. Interest income on acquired loans decreased by $1.4 million, or 9%, from the third quarter as balance runoff offset better than expected cash flow performance. Interest expense was $14.5 million for the fourth quarter of 2016, an increase of 7% from $13.5 million in the third quarter of 2016 and an increase of 58% from $9.2 million in the fourth quarter of 2015. The increase from the third quarter of 2016 was a result of a 7%, or $433.0 million, increase of average interest-bearing liabilities.

Noninterest Income and Noninterest Expense

Noninterest income totaled $7.9 million for the fourth quarter of 2016 as compared to $8.1 million for the third quarter of 2016 and $7.5 million for the fourth quarter of 2015. The primary components of noninterest income for the quarter were loan and other fees, bank-owned life insurance income and income from the resolution of acquired assets of $2.5 million, $1.3 million and $1.1 million, respectively. The Company continues to realize resolution of acquired asset income and gain on sales of other real estate owned stemming from its acquired asset portfolio. As a result of the early termination of the FDIC loss share agreements, the Company recognized all recoveries and gain on sales related to what were previously “covered assets” in its consolidated statement of income as these amounts are no longer shared with the FDIC.

Noninterest expense totaled $33.6 million for the fourth quarter of 2016, an increase of 2% from $33.0 million in the third quarter of 2016 and an increase of 1% from $33.2 million in the fourth quarter of 2015. For the quarter, the Company recorded non-core expenses of $241 thousand consisting of $132 thousand of severance expense, $43 thousand of cease use expense and $66 thousand of other operating expense.

Financial Position

Capital ratios continue to be strong and well in excess of regulatory requirements. Our tangible common equity, Tier 1 leverage, and total risk-based capital ratios were 10.0%, 10.3% and 12.5% for the fourth quarter of 2016 respectively, compared to 10.4%, 10.3% and 12.0% for the third quarter of 2016, respectively. Stockholders’ equity totaled $982.4 million as of December 31, 2016, an increase of 1.7% from $966.1 million as of September 30, 2016 due to net income of $27.9 million that was partially offset by a decrease in accumulated other comprehensive income of $20.2 million. The Company did not repurchase common stock during the quarter. Tangible book value per common share is $21.78 as of December 31, 2016.

Conference Call

The Company will host a conference call today, Wednesday, January 25, 2017 at 5:00 p.m. Eastern Time. Presentation materials related to the conference call are available on the Company’s website, www.floridacommunitybank.com, by navigating to Investor Relations.

The number to call for this interactive teleconference is (855) 238-8125, and please ask to join the FCB Financial Holdings, Inc. or FCB teleconference. Please dial in 10 minutes prior to the beginning of the call.

A telephonic replay of the conference call will be available through February 25, 2017, by dialing (877) 344-7529 and entering pass code 10098372.

The live broadcast of the conference call will also be available online at the Company’s website by following the link to Investor Relations. An on-line replay of the call will be available at the Company’s website for 90 days.

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, strategies, predictions, forecasts, objectives or assumptions of future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “expects,” “can,” “could,” “may,” “predicts,” “potential,” “opportunity,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “seeks,” “intends” and similar words or phrases. Accordingly, these statements involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual strategies, actions or results to differ materially from those expressed in them, and are not guarantees of timing, future results or other events or performance. Because forward-looking statements are necessarily only estimates of future strategies, actions or results, based on management’s current expectations, assumptions and estimates on the date hereof, and there can be no assurance that actual strategies, actions or results will not differ materially from expectations, you are cautioned not to place undue reliance on such statements. Additional information regarding certain risks, uncertainties and other factors that could cause actual strategies, actions and results to differ materially from those contemplated in forward-looking statements is included from time to time in our filings with the SEC, including under the heading “Risk Factors” in our most recent Annual Report on Form 10-K. Any forward-looking statement speaks only as of the date on which it is made, and FCB Financial Holdings, Inc. undertakes no obligation to update any forward-looking statement, whether to reflect events or circumstances after the date on which the statement is made, to reflect new information or the occurrence of unanticipated events, or otherwise.

Use of Non-GAAP Financial Measures

Core net income, core efficiency ratio, core return-on-assets (“core ROA”), tangible book value and tangible book value per share are each non-GAAP financial measures used in this release. A reconciliation to what we believe to be the most directly comparable GAAP financial measures—net income in the case of core net income and core ROA, total net interest income, total noninterest income and total noninterest expense in the case of core efficiency ratio, and total shareholders’ equity in the case of tangible book value and tangible book value per share—appears in tabular form at the end of this release. The Company believes each of core net income, core efficiency ratio, and core ROA is useful for both investors and management to understand the effects of certain noninterest items and provides additional perspective on the Company’s performance over time and in comparison to the Company’s competitors. Neither core net income nor core ROA should be viewed as a substitute for net income, nor should core efficiency ratio be viewed as a substitute for total net interest income, total noninterest income and total noninterest expense. The Company believes that tangible book value and tangible book value per share are useful for both investors and management, among other things, as these are measures commonly used by financial institutions, regulators and investors to measure the capital adequacy of financial institutions. The Company believes these measures facilitate comparison of the quality and composition of the Company’s capital over time and in comparison to its competitors. These measures should not be viewed as a substitute for total stockholders’ equity.

These non-GAAP measures have inherent limitations, are not required to be uniformly applied and are not audited. They should not be considered in isolation or as a substitute for financial results and analyses of results reported under GAAP, and should be read in conjunction with the Company’s financial statements prepared in accordance with GAAP. These non-GAAP measures may not be comparable to similarly titled measures reported by other companies.

About FCB Financial Holdings, Inc.

FCB Financial Holdings, Inc. (NYSE: FCB) is the third largest Florida-based independent bank, and among the most highly capitalized banks in the state. Awarded a five-star rating from Bauer Financial™, FCB assets are more than $9 billion, with capital ratios that exceed regulatory standards. Since its founding in 2010, FCB has been steadfast in its commitment to delivering personalized service, innovation, and products and services equal to those offered by the national banks. Similarly, FCB recognizes the importance of community, fostering a corporate culture that promotes employee volunteerism at all levels, while supporting community-based programs and partnerships that help promote greater financial independence and improved quality of life for families. FCB serves individuals, businesses and communities across the state with 46 full-service banking centers from east to west, and from Daytona Beach to Miami-Dade. For more information, visit FloridaCommunityBank.com. Equal Housing Lender, Member FDIC.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Statements Of Income

(Unaudited)

	Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(Dollars in thousands, except share and per share data)
Interest income:
Interest and fees on loans	$68,583	$65,748	$62,642	$61,288	$56,945
Interest and dividends on investment securities	16,907	14,955	14,470	14,374	14,147
Other interest income	90	97	96	66	65

Total interest income	85,580	80,800	77,208	75,728	71,157

Interest expense:
Interest on deposits	12,960	11,736	10,340	9,293	7,719
Interest on borrowings	1,554	1,786	1,938	1,993	1,469

Total interest expense	14,514	13,522	12,278	11,286	9,188

Net interest income	71,066	67,278	64,930	64,442	61,969
Provision for loan losses	2,249	1,990	1,976	1,440	2,329

Net interest income after provision for loan losses	68,817	65,288	62,954	63,002	59,640

Noninterest income:
Service charges and fees	935	884	842	806	826
Loan and other fees	2,488	2,145	2,248	2,014	2,425
Bank-owned life insurance income	1,333	1,288	1,286	1,285	1,315
Income from resolution of acquired assets	1,135	1,052	478	680	1,110
Gain (loss) on sales of other real estate owned	209	925	2,102	(110)	709
Gain (loss) on investment securities	800	749	324	(54)	(28)
Other noninterest income	1,019	1,099	942	813	1,186

Total noninterest income	7,919	8,142	8,222	5,434	7,543

Noninterest expense:
Salaries and employee benefits	19,261	18,711	19,614	18,645	17,750
Occupancy and equipment expenses	3,505	3,480	3,034	3,572	3,946
Loan and other real estate related expenses	1,467	1,834	2,235	1,820	2,300
Professional services	1,585	1,180	1,105	1,337	1,651
Data processing and network	2,920	2,882	2,796	2,863	2,719
Regulatory assessments and insurance	2,055	1,860	1,840	2,117	2,066
Amortization of intangibles	256	257	297	379	400
Other operating expenses	2,597	2,832	3,054	2,567	2,369

Total noninterest expense	33,646	33,036	33,975	33,300	33,201

Income before income tax expense	43,090	40,394	37,201	35,136	33,982
Income tax expense	15,194	14,330	13,697	12,684	4,233

Net income	$27,896	$26,064	$23,504	$22,452	$29,749

Earnings per share:
Basic	$0.68	$0.64	$0.58	$0.55	$0.73
Diluted	$0.64	$0.60	$0.55	$0.52	$0.68

Weighted average shares outstanding:
Basic	40,911,326	40,608,706	40,646,498	40,698,866	40,976,006
Diluted	43,728,282	43,150,813	42,997,811	42,840,157	43,643,408

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(Dollars in thousands)
Assets:
Cash and due from banks	$52,903	$67,324	$51,277	$48,449	$44,696
Interest-earning deposits in other banks	30,973	20,010	107,588	77,624	57,764
Investment securities:
Available for sale securities, at fair value	1,876,434	1,672,089	1,562,049	1,525,145	1,524,622
Federal Home Loan Bank and other bank stock, at cost	51,656	43,486	51,557	59,321	59,477

Total investment securities	1,928,090	1,715,575	1,613,606	1,584,466	1,584,099

Loans held for sale	20,220	15,748	5,363	900	2,514
Loans:
New loans	6,259,406	5,837,759	5,523,071	5,108,538	4,610,763
Acquired loans	375,488	431,734	474,076	535,129	582,424
Allowance for loan losses	(37,897)	(35,785)	(33,706)	(31,995)	(29,126)

Loans, net	6,596,997	6,233,708	5,963,441	5,611,672	5,164,061

Premises and equipment, net	36,652	38,112	37,939	36,686	36,954
Other real estate owned	19,228	25,654	29,290	43,522	39,340
Goodwill and other intangible assets	85,895	86,151	86,408	86,705	87,084
Deferred tax assets, net	61,391	59,081	66,213	74,420	75,176
Bank-owned life insurance	198,438	172,105	170,817	169,531	168,246
Other assets	59,347	97,684	89,280	102,149	71,552

Total assets	$9,090,134	$8,531,152	$8,221,222	$7,836,124	$7,331,486

Liabilities and Stockholders’ Equity
Liabilities:
Deposits:
Transaction accounts:
Noninterest-bearing	$905,905	$830,910	$789,019	$737,875	$637,047
Interest-bearing	4,183,972	3,794,215	3,490,188	3,276,896	2,935,418

Total transaction accounts	5,089,877	4,625,125	4,279,207	4,014,771	3,572,465
Time deposits	2,215,794	2,292,438	2,188,459	1,887,608	1,858,173

Total deposits	7,305,671	6,917,563	6,467,666	5,902,379	5,430,638
Borrowings	751,103	568,175	756,759	950,462	983,183
Other liabilities	50,919	79,329	73,625	93,984	41,556

Total liabilities	8,107,693	7,565,067	7,298,050	6,946,825	6,455,377

Stockholders’ Equity:
Class A common stock	44	41	40	39	39
Class B common stock	—	3	3	4	4
Additional paid-in capital	875,314	866,673	857,721	853,726	850,609
Retained earnings	188,451	160,555	134,491	110,987	88,535
Accumulated other comprehensive income (loss)	(3,995)	16,186	4,816	(8,240)	(9,443)
Treasury stock, at cost	(77,373)	(77,373)	(73,899)	(67,217)	(53,635)

Total stockholders’ equity	982,441	966,085	923,172	889,299	876,109

Total liabilities and stockholders’ equity	$9,090,134	$8,531,152	$8,221,222	$7,836,124	$7,331,486

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Key Metrics

(Unaudited)

	Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
Performance Ratios
Interest rate spread	3.22%	3.26%	3.33%	3.49%	3.56%
Net interest margin	3.41%	3.44%	3.51%	3.65%	3.69%
Return on average assets	1.26%	1.25%	1.19%	1.19%	1.66%
Return on average equity	11.36%	10.96%	10.41%	10.28%	13.65%
Efficiency ratio (company level)	42.27%	43.46%	46.04%	47.11%	47.19%
Average interest-earning assets to average interest bearing liabilities	120.75%	120.89%	119.60%	118.42%	119.25%
Loans receivable to deposits	90.82%	90.63%	92.73%	95.62%	95.63%
Yield on interest-earning assets	4.06%	4.09%	4.12%	4.24%	4.21%
Cost of interest-bearing liabilities	0.84%	0.83%	0.79%	0.75%	0.65%
Asset and Credit Quality Ratios - Total loans
Nonperforming loans to loans receivable	0.39%	0.27%	0.30%	0.33%	0.35%
Nonperforming assets to total assets	0.50%	0.50%	0.57%	0.79%	0.79%
ALL to nonperforming assets	84.08%	83.92%	71.59%	51.51%	50.47%
ALL to total gross loans	0.57%	0.57%	0.56%	0.57%	0.56%
Asset and Credit Quality Ratios - New Loans
Nonperforming new loans to new loans receivable	0.04%	0.01%	0.01%	0.02%	0.03%
New loan ALL to total gross new loans	0.54%	0.52%	0.52%	0.52%	0.52%
Asset and Credit Quality Ratios - Acquired Loans
Nonperforming acquired loans to acquired loans receivable	6.18%	3.76%	3.69%	3.32%	2.90%
Acquired loan ALL to total gross acquired loans	1.16%	1.22%	1.10%	1.06%	0.92%
Capital Ratios (Company)
Average equity to average total assets	11.1%	11.4%	11.5%	11.6%	12.1%
Tangible average equity to tangible average assets	10.2%	10.5%	10.5%	10.6%	11.0%
Tangible common equity ratio (1)	10.0%	10.4%	10.3%	10.4%	10.9%
Tier 1 leverage ratio	10.3%	10.3%	9.8%	9.6%	10.3%
Tier 1 risk-based capital ratio	11.9%	11.8%	11.3%	11.1%	12.1%
Total risk-based capital ratio	12.5%	12.0%	11.3%	11.1%	12.1%
Capital Ratios (Bank)
Average equity to average total assets	10.2%	10.6%	10.5%	10.6%	11.0%
Tangible common equity ratio	9.0%	9.5%	9.4%	9.4%	9.7%
Tier 1 leverage ratio	9.3%	9.6%	9.6%	9.5%	9.9%
Tier 1 risk-based capital ratio	10.9%	11.1%	11.1%	11.1%	11.6%
Total risk-based capital ratio	11.4%	11.5%	11.2%	11.1%	11.6%

(1)	See Reconciliation of Non-GAAP Financial Measures—Tangible Book Value

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Loan Composition

(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
	(Dollars in thousands)
New Loans:
Commercial real estate	$1,438,427	$1,272,150	$1,209,762	$1,067,594	$998,141
Owner-occupied commercial real estate	769,814	596,131	571,558	558,659	524,728
1-4 single family residential	2,012,856	1,982,340	1,923,092	1,833,190	1,541,255
Construction, land and development	651,253	639,626	582,615	543,540	537,494
Home equity loans and lines of credit	49,819	47,508	43,730	34,973	30,945

Total real estate loans	$4,922,169	$4,537,755	$4,330,757	$4,037,956	$3,632,563

Commercial and industrial	1,332,869	1,295,324	1,187,788	1,064,873	972,803
Consumer	4,368	4,680	4,526	5,709	5,397

Total new loans	$6,259,406	$5,837,759	$5,523,071	$5,108,538	$4,610,763

Acquired ASC 310-30 Loans:
Commercial real estate	$130,628	$160,219	$182,828	$212,041	$247,628
1-4 single family residential	31,476	34,329	35,400	40,061	40,922
Construction, land and development	17,657	25,156	25,296	27,973	28,017
Home equity loans and lines of credit	—	—	—	—	—

Total real estate loans	$179,761	$219,704	$243,524	$280,075	$316,567

Commercial and industrial	15,147	21,985	28,984	33,413	36,783
Consumer	1,681	2,074	2,216	2,287	2,390

Total Acquired ASC 310-30 Loans	$196,589	$243,763	$274,724	$315,775	$355,740

Acquired Non-ASC 310-30 Loans:
Commercial real estate	$38,786	$39,769	$44,680	$55,731	$55,985
Owner-occupied commercial real estate	18,477	20,042	19,256	20,814	21,101
1-4 single family residential	66,854	71,302	74,568	80,199	84,111
Construction, land and development	6,338	6,338	6,338	6,338	6,338
Home equity loans and lines of credit	42,295	43,096	46,269	47,362	49,407

Total real estate loans	$172,750	$180,547	$191,111	$210,444	$216,942

Commercial and industrial	5,815	7,001	7,801	8,478	9,312
Consumer	334	423	440	432	430

Total Acquired Non-ASC 310-30 Loans	178,899	187,971	199,352	219,354	226,684

Total loans	$6,634,894	$6,269,493	$5,997,147	$5,643,667	$5,193,187

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Deposit Composition

(Unaudited)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
	(Dollars in thousands)
Noninterest-bearing demand deposits	$905,905	$830,910	$789,019	$737,875	$637,047
Interest-bearing demand deposits	1,004,452	905,687	725,896	647,824	608,454
Interest-bearing NOW accounts	398,823	420,207	425,464	441,476	347,832
Savings and money market accounts	2,780,697	2,468,321	2,338,828	2,187,596	1,979,132
Time deposits	2,215,794	2,292,438	2,188,459	1,887,608	1,858,173

Total deposits	$7,305,671	$6,917,563	$6,467,666	$5,902,379	$5,430,638

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Three Months Ended December 31,			Three Months Ended September 30,
	2016			2016
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/ Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/ Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$63,533	$90	0.56%	$71,489	$97	0.53%
New loans	5,982,383	54,025	3.53%	5,595,402	49,831	3.48%
Acquired loans (4)	409,681	14,558	14.21%	447,232	15,917	14.24%
Investment securities	1,815,854	16,907	3.64%	1,643,102	14,955	3.56%

Total interest-earning assets	8,271,451	85,580	4.06%	7,757,225	80,800	4.09%

Non-earning assets:
FDIC loss share indemnification asset	—			—
Noninterest-earning assets	493,487			490,465

Total assets	$8,764,938			$8,247,690

Interest-bearing liabilities:
Interest-bearing demand deposits	$999,239	$1,531	0.61%	$761,462	$1,053	0.55%
Interest-bearing NOW accounts	385,979	347	0.36%	421,050	386	0.36%
Savings and money market accounts	2,662,325	4,424	0.66%	2,375,041	3,932	0.66%
Time deposits	2,253,993	6,658	1.17%	2,167,355	6,365	1.17%
FHLB advances and other borrowings	548,290	1,554	1.11%	691,901	1,786	1.01%

Total interest-bearing liabilities	$6,849,826	$14,514	0.84%	$6,416,809	$13,522	0.83%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$880,828			$810,374
Other liabilities	59,740			77,339
Stockholders’ equity	974,544			943,168

Total liabilities and stockholders’ equity	$8,764,938			$8,247,690

Net interest income		71,066			$67,278

Net interest spread			3.22%			3.26%

Net interest margin			3.41%			3.44%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Average rates are presented on an annualized basis.
(4)	Includes loans on non-accrual status.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Quarterly Average Balances and Yields

(Unaudited)

	Three Months Ended December 31,
	2016			2015
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/ Rate(3)	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/ Rate(3)
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$63,533	$90	0.56%	$142,637	$65	0.18%
New loans	5,982,383	54,025	3.53%	4,314,707	37,230	3.38%
Acquired loans (4)	409,681	14,558	14.21%	622,110	19,715	12.68%
Investment securities	1,815,854	16,907	3.64%	1,575,963	14,147	3.51%

Total interest-earning assets	8,271,451	85,580	4.06%	6,655,417	71,157	4.21%

Non-earning assets:
FDIC loss share indemnification asset	—			—
Noninterest-earning assets	493,487			467,682

Total assets	$8,764,938			$7,123,099

Interest-bearing liabilities:
Interest-bearing demand deposits	$999,239	$1,531	0.61%	$567,610	$616	0.43%
Interest-bearing NOW accounts	385,979	347	0.36%	319,586	284	0.35%
Savings and money market accounts	2,662,325	4,424	0.66%	1,906,896	2,369	0.49%
Time deposits	2,253,993	6,658	1.17%	1,680,997	4,450	1.05%
FHLB advances and other borrowings	548,290	1,554	1.11%	1,105,878	1,469	0.52%

Total interest-bearing liabilities	$6,849,826	$14,514	0.84%	$5,580,967	$9,188	0.65%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$880,828			$620,508
Other liabilities	59,740			56,970
Stockholders’ equity	974,544			864,654

Total liabilities and stockholders’ equity	$8,764,938			$7,123,099

Net interest income		$71,066			$61,969

Net interest spread			3.22%			3.56%

Net interest margin			3.41%			3.69%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Average rates are presented on an annualized basis.
(4)	Includes loans on non-accrual status.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Average Balances and Yields

(Unaudited)

	Years Ended December 31,
	2016			2015
	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate	Average Balance (1)	Interest/ Expense (2)	Annualized Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Interest-earning deposits in other banks	$78,496	$349	0.44%	$94,162	$176	0.19%
New loans	5,421,058	192,642	3.50%	3,734,285	126,895	3.35%
Acquired loans (3)	480,129	65,619	13.67%	708,203	69,228	9.78%
Investment securities	1,657,610	60,706	3.61%	1,537,840	52,741	3.38%

Total interest-earning assets	7,637,293	319,316	4.13%	6,074,490	249,040	4.06%

Non-earning assets:
FDIC loss share indemnification asset	—			10,860
Noninterest-earning assets	482,868			452,288

Total assets	$8,120,161			$6,537,638

Interest-bearing liabilities:
Interest-bearing demand deposits	$767,788	$4,211	0.55%	$324,053	$1,405	0.43%
Interest-bearing NOW accounts	412,745	1,538	0.37%	381,081	1,310	0.34%
Savings and money market accounts	2,327,175	14,617	0.63%	1,860,403	9,726	0.52%
Time deposits	2,075,196	23,963	1.15%	1,364,064	13,700	1.00%
FHLB advances and other borrowings	783,241	7,271	0.92%	1,110,135	5,103	0.45%

Total interest-bearing liabilities	$6,366,145	$51,600	0.84%	$5,039,736	$31,244	0.63%

Noninterest-bearing liabilities and shareholders’ equity:
Noninterest-bearing demand deposits	$764,383			$586,473
Other liabilities	64,438			51,218
Stockholders’ equity	925,195			860,211

Total liabilities and stockholders’ equity	$8,120,161			$6,537,638

Net interest income		$267,716			$217,796

Net interest spread			3.29%			3.43%

Net interest margin			3.51%			3.59%

(1)	Average balances presented are derived from daily average balances.
(2)	Interest income is presented on an actual basis and does not include taxable equivalent adjustments.
(3)	Includes loans on non-accrual status.

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures—Core Net Income

(Unaudited)

	Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(Dollars in thousands)
Net Income (loss)	$27,896	$26,064	$23,504	$22,452	$29,749
Pre-tax Adjustments
Noninterest income
Less: Gain (loss) on investment securities	800	749	324	(54)	(28)
Noninterest expense
Salaries and employee benefits	132	72	1,018	240	48
Occupancy and equipment	43	—	—	103	512
Loan and other real estate related expenses	—	—	—	—	—
Professional services	—	—	—	—	—
Data processing and network fees	—	—	—	—	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	66	7	—	7	88
Taxes
Tax Effect of adjustments (1)	(160)	(10)	17	(146)	(7,897)

Core Net Income	$27,177	$25,384	$24,215	$22,710	$22,528

Average assets	$8,764,938	$8,247,690	$7,899,230	$7,554,078	$7,123,099
ROA (2)	1.26%	1.25%	1.19%	1.19%	1.66%
Core ROA (3)	1.23%	1.22%	1.23%	1.21%	1.25%

(1)	Tax effected at marginal income tax rate of 39% except for non tax deductible and discreet items including $9.1 million release of deferred tax asset valuation reserve in Q4 2015. Core tax rate of 35% in 2015 and 36.1% in 2016.
(2)	Return on assets: Annualized net income / average assets
(3)	Core return on assets: Annualized core net income / average assets

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Financial Measures - Core Efficiency Ratio

(Unaudited)

	Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(Dollars in thousands)
Reported: Net interest income	$71,066	$67,278	$64,930	$64,442	$61,969
FTE adjustment	1,132	989	865	975	1,044

Core net interest income	$72,198	$68,267	$65,795	$65,417	$63,013

Reported: Noninterest income	$7,919	$8,142	$8,222	$5,434	$7,543
FTE adjustment	852	824	822	822	841
Less: Gain (loss) on investment securities	800	749	324	(54)	(28)

Core noninterest income (loss)	$7,971	$8,217	$8,720	$6,310	$8,412

Reported: Noninterest expense	$33,646	$33,036	$33,975	$33,300	$33,201
Less:
Salaries and employee benefits	132	72	1,018	240	48
Occupancy and equipment	43	—	—	103	512
Loan and other real estate related expenses	—	—	—	—	—
Professional services	—	—	—	—	—
Data processing and network fees	—	—	—	—	—
Regulatory assessments and insurance	—	—	—	—	—
Amortization of intangibles	—	—	—	—	—
Other operating expenses	66	7	—	7	88

Core noninterest expense	$33,405	$32,957	$32,957	$32,950	$32,553

Efficiency ratio (1)	42.27%	43.46%	46.04%	47.11%	47.19%
Core efficiency ratio (2)	41.35%	42.75%	43.83%	45.41%	45.02%

(1)	Efficiency ratio: Noninterest expense less amortization of intangibles / (noninterest income + net interest income)
(2)	Core efficiency ratio: Core noninterest expense less amortization of intangibles / (core noninterest income + core net interest income)

FCB FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Non-GAAP Measures - Tangible Book Value Per Share

(Unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2016	2016	2016	2016	2015
	(Dollars in thousands, except share and per share data)
Total assets	$9,090,134	$8,531,152	$8,221,222	$7,836,124	$7,331,486
Less:
Goodwill and other intangible assets	85,895	86,151	86,408	86,705	87,084

Tangible assets	$9,004,239	$8,445,001	$8,134,814	$7,749,419	$7,244,402

Total stockholders’ equity	$982,441	$966,085	$923,172	$889,299	$876,109
Less:
Goodwill and other intangible assets	85,895	86,151	86,408	86,705	87,084

Tangible stockholders’ equity	$896,546	$879,934	$836,764	$802,594	$789,025

Shares outstanding	41,157,571	40,912,571	40,537,913	40,595,787	40,860,453
Tangible book value per share	$21.78	$21.51	$20.64	$19.77	$19.31
Average assets	$8,764,938	$8,247,690	$7,899,230	$7,554,078	$7,123,099
Average equity	974,544	943,168	905,728	876,059	864,654
Average goodwill and other intangible assets	86,029	86,276	86,564	86,917	87,291
Tangible average equity to tangible average assets	10.2%	10.5%	10.5%	10.6%	11.0%
Tangible common equity ratio	10.0%	10.4%	10.3%	10.4%	10.9%

For questions please contact:

Matthew Paluch

305-668-5420

IR@fcb1923.com